Exhibit 99(i)(3)


April 29, 2005



Stralem Fund
645 Madison Avenue
New York, New York 10022

Re:   Stralem Fund
      File Nos. 2-34277; 811-1920
      ---------------------------

Ladies and Gentlemen:

            We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 52 to Stralem Fund's Registration Statement on Form N-1A (Amendment No. 32 under the Investment Company Act of 1940). In addition, we hereby consent to the incorporation by reference of our opinion as to the legality of the securities being registered, which was filed on April 29, 1999 as an Exhibit to Post-Effective Amendment No. 41.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP